As filed with the Securities and Exchange Commission on December 30, 1999

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



            BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS, INCORPORATED
             (Exact name of registrant as specified in its charter)



                    NEVADA                        85-0113644
        (State or other jurisdiction      (I.R.S. Employer incorporation
            of or organization)                Identification No.)



                150 Louisiana N.E. Albuquerque, New Mexico 87108
          (Address of Principal Executive Offices)        (Zip Code)


                             1996 Stock Option Plan
                            (Full title of the plan)


       Michael L. Bowlin, 150 Louisiana N.E. Albuquerque, New Mexico 8710
                    (Name and address of agent for service)

                                 (505) 266-5985
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



                                                        Proposed               Proposed
        Title of                                         Maximum                Maximum
       Securities                 Amount                Offering               Aggregate             Amount of
          to be                   To be                  Price                 Offering            Registration
       Registered               Registered             per Unit(2)              Price(2)               Fee
       ----------               ----------             -----------             ---------           ------------

      Common Stock               438,485(1)               $5.81              $2,547,597.80            $672.57


(1) Based on an amount equal to ten percent of the issued and outstanding shares of Common Stock (4,384,848 outstanding shares as of September 13, 1999), pursuant to the 1996 Stock Option Plan which was adopted by Bowlin Outdoor Advertising & Travel Centers, Incorporated for the purpose of assuming options of Bowlin's Incorporated in connection with the merger of Bowlin's Incorporated with and into Bowlin Outdoor Advertising & Travel Centers, Incorporated on August 28, 1996.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock on December 28, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission are hereby incorporated by reference herein and shall be deemed a part hereof:

     (a) The Annual Report of BOWLIN Outdoor Advertising & Travel Centers, Incorporated ("Bowlin") on Form 10-K for the fiscal year ended January 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Quarterly Report of Bowlin for the three and nine months ended October 31, 1999;

     (c) All other reports filed by Bowlin with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1999; and

     (d) The description of Bowlin's common stock contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(b) or (g) of the Exchange Act.

     All documents filed by Bowlin pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.  Not applicable.

Item 5.   Interests of Named Experts and Counsel.  Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation and Bylaws provide for the Registrant to indemnify its directors and officers to the fullest extent provided by Nevada law.

Item 7.   Exemption from Registration Claimed.  None.

Item 8.   Exhibits.

Exhibit
Number              Description
-------             -----------

  4                 1996 Stock Option Plan

  5                 The opinion rendered by
                    Squire, Sanders & Dempsey L.L.P., counsel for the Registrant

23.1                Consent of Squire, Sanders & Dempsey L.L.P.

23.2                Consent of KPMG LLP


Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

                    (1) To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any material information with respect to
                    the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) That,  for the  purposes of  determining  any  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 30, 1999.

                       BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS, INCORPORATED


                               By:/s/ Michael L. Bowlin
                                 -----------------------------------------------
                                 Michael L. Bowlin, President, Chief Executive Officer and Chairman of the Board



                              By:/s/ Nina J. Pratz
                                 -----------------------------------------------
                                 Nina J. Pratz, Senior Vice President, Chief Financial Officer, Treasurer and Secretary
                                (Principal Financial and Accounting Officer)


                            SPECIAL POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Michael L. Bowlin and Nina J. Pratz, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                      Title                           Date
      ---------                      -----                           ----

                              President, Chief Executive
                              Officer and Chairman of
                              the Board (Principal
/s/ Michael L. Bowlin         Executive Officer)               December 30, 1999


                              Executive Vice President,
                              Chief Operating Officer
/s/ Christopher Bess          and Director                     December 30, 1999

                              Senior Vice President,
                              Chief Financial Officer,
                              Treasurer and Secretary
                              (Principal Financial
/s/ Nina J. Pratz             and Accounting Officer           December 30, 1999


/s/ Robert L. Beckett         Director                         December 30, 1999



/s/ Harold Van Tongeren       Director                         December 30, 1999


/s/ Jack Ayers                Director                         December 30, 1999


/s/ James A. Clark            Director                         December 30, 1999

                                  EXHIBIT INDEX


Exhibit                                             Page or
Number              Description                     Method of Filing
-------             -----------                     ----------------


  4                 1996 Stock Option Plan          Incorporated by reference to
                                                    Exhibit 10.27 to the
                                                    registrant's Registration
                                                    Statement on Form SB-2 (File
                                                    No. 333-12957)


  5                 Opinion rendered by
                    Squire, Sanders &
                    Dempsey L.L.P., counsel
                    for the Registrant              Page 8

23.1                Consent of Squire, Sanders
                    & Dempsey L.L.P.                See Exhibit 5

23.2                Consent of KPMG LLP             Page 9

                                    EXHIBIT 5


                                December 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     As  legal  counsel  for  BOWLIN  Outdoor   Advertising  &  Travel  Centers,
Incorporated, a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1993 Act"), of up to 438,485 shares of Common Stock of the Company (the "Shares") which may be issued pursuant to the Company's 1996 Stock Option Plan.

     We have examined all instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness and authority of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 438,485 shares of Common Stock which may be issued under the 1996 Stock Option Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the 1996 Stock Option Plan, will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, and the use of our name whenever it appears in said Registration Statement.

                                                Respectfully submitted,

                                                SQUIRE, SANDERS & DEMPSEY L.L.P.

                                  EXHIBIT 23.2








The Board of Directors
BOWLIN Outdoor Advertising & Travel Centers Incorporated:


We consent to the use of our report incorporated herein by reference in the prospectus.


KPMG LLP


Albuquerque, New Mexico
December 30, 1999